Exhibit (i)(ii)

                              Bingham McCutchen LLP
                               150 Federal Street
                                Boston, MA 02110

                                  June 30, 2005



Scudder Institutional Funds
One South Street
Baltimore, Maryland 21202

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to Scudder Institutional Funds, a Massachusetts business trust (the "Trust") on behalf of its series, Scudder Inflation Protect Plus Fund (the "Fund"). You have requested that we deliver this opinion to you in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about June 30, 2005 (as so amended, the "Registration Statement") with respect to the Class A, Class B, Class C, Class S and Institutional Class Shares of beneficial interest of the Fund (collectively, the "Shares").

         In connection with the furnishing of this opinion, we have examined the following documents:

                  (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

                  (b) copies, certified by the Secretary of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust dated March 15, 1990 and each amendment thereto filed with the Secretary of the Commonwealth (the "Declaration");

                  (c) a copy of the Trust's Twenty-Fifth Amended Establishment and Designation of Series of Shares of Beneficial Interest dated as of June 27, 2005, establishing the Fund as a series of the Trust and establishing and designating the Class A, Class B, Class



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Scudder Institutional Funds
Willkie Farr & Gallagher LLP
June 30, 2005
Page 2 of 3

         C, Class S and Institutional Class Shares of beneficial interest of the Fund, as executed by the Trustees of the Trust (the "Designation");

                  (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on June 27-29, 2005 authorizing the issuance of an unlimited number of the Shares (the "Resolutions"); and

                  (e) a printer's proof, received on June 28, 2005 of the Registration Statement.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We note that the Resolutions attached to the certificate referenced in paragraph (d) above and reviewed by us in connection with this opinion are in draft form, and we have assumed that when they are finalized in the minutes of the meeting of the Board, they will be substantially in the form reviewed by us. We have further assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (e) above and that the Designation will be duly filed with the Secretary of the Commonwealth of Massachusetts and such other places as may be required by applicable law or deemed appropriate by the Trustees. We have also assumed that, at the time of the issuance and sale of the Shares, such Shares will be sold at a sales price in each case in excess of the par value of the Shares and the Declaration, By-Laws, Designation and Resolutions will not been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.



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Scudder Institutional Funds
Willkie Farr & Gallagher LLP
June 30, 2005
Page 3 of 3


         This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration, Designation or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that:

         The Shares, when issued, sold and paid for in accordance with the Trust's Declaration, Designation and By-Laws, will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

         This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/BINGHAM McCUTCHEN LLP

                                            BINGHAM McCUTCHEN LLP